Exhibit 23.6
March 16, 2026

CONSENT OF QUALIFIED PERSON

Fastmarkets Group Limited (“Fastmarkets”), in connection with Albemarle Corporation’s Registration Statement on Form S-3ASR filed March 16, 2026 (the “Registration Statement”), consents to:

•the incorporation by reference of:

1.the technical report titled “S-K 1300 Technical Report Summary, Greenbushes Mine, Western Australia” (the “Greenbushes Technical Report Summary”), which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Greenbushes Market Studies Report”) with an effective date of June 30, 2025 and dated February 11, 2026;

2.the technical report titled “S-K 1300 Technical Report Summary, Wodgina Operation, Western Australia” (the “Wodgina Technical Report Summary”), which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Wodgina Market Studies Report”), with an effective date of June 30, 2025 and dated February 11, 2026;

3.the technical report titled “SEC Technical Report Summary Prefeasibility Study Salar de Atacama Region II, Chile” (the “Salar de Atacama Technical Report Summary”), which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Salar Market Studies Report”) with an effective date of June 30, 2025 and dated February 9, 2026; and

4.the technical report titled “SEC Technical Report Summary Prefeasibility Study Silver Peak Lithium Operation Nevada, USA” (the "Silver Peak Technical Report Summary”), which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Silver Peak Market Studies Report” and together with the Greenbushes Market Studies Report, the Wodgina Market Studies Report and the Salar Market Studies Report, the “Market Studies Reports”) with an effective date of June 30, 2024 and dated February 8, 2025 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and filed as exhibits to Albemarle Corporation’s Annual Report on Form 10-K filed February 11, 2026 (with the exception of the Silver Peak Technical Report Summary, which was filed as an exhibit to the Current Report on Form 8-K filed on February 12, 2025), into the Registration Statement;

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Market Studies Reports; and

•any extracts from or a summary of the Market Studies Reports incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Market Studies Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

Fastmarkets is responsible for authoring, and this consent pertains to, the Market Studies Reports. Fastmarkets certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the Market Studies Reports for which it is responsible.

Fastmarkets

/s/ Brian Levich

Brian Levich
Consultancy Director - Fastmarkets